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                                                                    EXHIBIT 23.2




[LOGO]

               [LETTERHEAD OF THIGPEN, JONES, SEATON & CO., P.C.]


     We have issued our reports dated February 26, 1999 and May 27, 1999 on the accompanying financial statements of Satilla Financial Services, Inc. (A Development Stage Company) as included in the SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Form SB-2 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                             /s/ Thigpen, Jones, Seaton & Co. PC



Dublin, Georgia
June 15, 1999